UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 24, 2010

Innophos Holdings, Inc.
(Exact name of Registrant as specified in its their Charter)

Delaware (States or other jurisdictions of incorporation)	001-33124 (Commission File Numbers)	20-1380758 (IRS Employer Identification Nos.)

259 Prospect Plains Road
Cranbury, New Jersey 08512
(Address of Principal Executive Office, including  Zip Code)

(609) 495-2495
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

                As the Registrant previously reported, on February 24, 2010, the Registrant’s Mexican subsidiaries, or Innophos Mexico, and OCP, S.A., or OCP, their phosphate rock supplier, settled and terminated arbitration proceedings between them pending since 2008.  On that date, those parties also entered into an amendment to their existing 1992 supply agreement, or the 1992 Agreement, previously filed by the Registrant.

                The major features in the amendment, identified as Addendum No. 13 to the 1992 Agreement, are the following terms and conditions:

▪                 2008 and 2009 final prices for phosphate rock are agreed to be the interim prices already paid by Innophos Mexico;

▪                 2010 final prices and estimated volumes of phosphate rock (until the end of the 1992 Agreement scheduled for September 10, 2010) are set for Innophos Mexico’s Coatzacoalcos, Veracruz, Mexico plant, together with mutual minimum volume commitments for each of the two types of phosphate rock to be supplied;

▪                 Innophos Mexico is afforded an option to extend the 1992 Agreement to December 31, 2010, if the option is exercised by July 31, 2010, without additional volume commitments;

▪                 Exclusivity of OCP as a supplier would terminate as of September 10, 2010;

▪                 Innophos Mexico receives an option before September 10, 2010 to purchase limited quantities of third party phosphate rock for testing purposes; and

▪                 The 1992 Agreement is revised in a number of other respects, including as to its force majeure provisions, limitations of damages and liquidated damages.

             A redacted version of Addendum No.13 has been filed as Exhibit 99.1 to this Current Report on Form 8-K. The full version of that document has been made the subject of an application for confidential treatment with Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed with this report:

(d) Exhibit No.	Description

99.1	Addendum No. 13 between OCP, s.A. and Innophos Mexicana, S.A de CV. Dated February 24, 2010*

* Filed in redacted form pending request for confidential treatment being submitted to the Securities and Exchange Commission under  Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

By: /s/ William Farran
Name: William Farran Title: Vice President and General Counsel

Dated: February 26, 2010.